Exhibit 99.1

CONNECTONE BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNOB2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60464-S04776

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONNECTONE BANCORP, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1.	The approval of the issuance of ConnectOne common stock to holders of The First of Long Island Corporation ("FLIC") common stock pursuant to the merger agreement dated as of September 4, 2024, by and between ConnectOne and FLIC.	☐	☐	☐
2.	To approve a proposal to adjourn the ConnectOne meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger.	☐	☐	☐

NOTE: In their discretion, such other business as shall properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

{41197298:1}

{41197298:1} Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V60465-S04776 CONNECTONE BANCORP, INC. Revocable Proxy for Special Meeting of Shareholders February 14, 2025 at 3:30 p.m. EST Solicited on behalf of the Board of Directors The undersigned hereby appoints the Board of Directors of ConnectOne Bancorp, Inc. (the "Company"), and each of them to vote all of the shares of the Company standing in the undersigned's name at the Special Meeting of Shareholders of the Company and any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. This Special Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to participate in the Special Meeting, vote and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNOB2025SM. Because the Special Meeting is virtual and being conducted via live webcast, shareholders will not be able to attend the Special Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the meeting are more fully described in the accompanying proxy statement. This proxy will be voted as specified above. If no choice is specified, the proxy will be voted "FOR" approval of the issuance of ConnectOne common stock to holders of The First of Long Island Corporation common stock pursuant to the merger dated as of September 4, 2024, by and between ConnectOne and FLIC, and "FOR" approval of a proposal to adjourn the ConnectOne meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger. Continued and to be signed on reverse side